                                                                  EXHIBIT (c)(6)


PIERRE FOODS, INC.


         FAIRNESS OPINION SUMMARY





                                                          Grant Thornton [LOGO]

SUMMARY OF THE
EXCHANGE OFFER


-    Exchange of all shares outstanding, except those owned by PF Management

- Exchange is 1 common share plus attached preferred stock purchase right for right to receive $1.21 per share in cash.




                                                          Grant Thornton [LOGO]

PIERRE FOODS STOCK
PRICE


-    January 2, 2001 to March 22, 2001

     -    High: $1.2188

     -    Low:  $0.875



-    Close on March 22, 2001: $1.00




                                                          Grant Thornton [LOGO]

GRANT THORNTON
APPROACHES TO VALUE


-    Market Approach

     -    Guideline Company Method

     -    Guideline Transaction Method



-    Income Approach

     -    Discounted Cash Flow Method




                                                          Grant Thornton [LOGO]

GUIDELINE COMPANY
METHOD


-    SIC Code Search

     -    2011 Meat Packing Plants

     -    2013 Sausages & Other Prepared Meats

     -    2050 Bakery Products

     -    2051 Bread & Other Bakery Products, excl. Cookies and Crackers

-    Key Word Search

     -    Food Processing




                                                          Grant Thornton [LOGO]

GUIDELINE COMPANY
SEARCH RESULTS


-    Total Companies Reviewed

     -    28

-    Total Selected

     -    4

          -    Bridgford Foods Corp.

          -    Earthgrains Company

          -    Hormel Foods Corp.

          -    Rymer Foods, Inc.




                                                          Grant Thornton [LOGO]

GUIDELINE COMPANY
METHOD - MULTIPLES


-    Price Multiple Used

     -    Invested Capital to Revenue



-    Range of Multiples of Guideline Companies:

     -    High: 0.8

     -    Low: 0.1

     -    Median: 0.8




                                                          Grant Thornton [LOGO]

GUIDELINE COMPANY
METHOD - CONCLUSION


-    IC to Revenue Multiple Used

     -    0.6



-    Indicated Invested Capital Value

     -    $126.7 million



-    Less debt of $118.3 million equals Equity Value

     -    $8.4 million




                                                          Grant Thornton [LOGO]

GUIDELINE TRANSACTION
METHOD


-    SIC Code Search

     -    2011 Meat Packing Plants

     -    2013 Sausages & Other Prepared Meats

     -    2050 Bakery Products

     -    2051 Bread & Other Bakery Products, excl. Cookies and Crackers

-    Total Transactions

     -    125

-    Transactions Selected

     -    15 (see Schedule 9)




                                                          Grant Thornton [LOGO]

GUIDELINE TRANSACTION
METHOD - MULTIPLES


-    Price Multiple Used

     -    Total Invested Capital to Revenue



-    Range of Multiples of Transactions

     -    High: 1.5x

     -    Low: .25x

     -    Median: .88x




                                                          Grant Thornton [LOGO]

GUIDELINE TRANSACTION
METHOD - CONCLUSION


-    TIC to Revenue Multiple Used

     -    0.7x



-    Indicated Invested Capital Value

     -    $148.6 million



- Less debt of $118.3 million and Change of Control Cost of $11.5 million equals Equity Value on a Control Interest Basis of

     -    $18.76 million



-    Less Lack of Control Discount to Approximate Minority Interest Value

     -    $12.2 million




                                                          Grant Thornton [LOGO]

DISCOUNTED CASH FLOW


-    4 Scenarios

-    Scenario 1 Assumptions - Based on Company Budget and Projections

     -    Sales Growth

          -    5.3% in 2002

          -    8.5% per annum 2003 - 2006

          -    4% per annum beyond 2006

     -    Operating Margin

          -    6.3% in 2002 rising to

          -    7.7% in 2006





                                                          Grant Thornton [LOGO]

-    Scenario 2

     -    Sales Growth

          -    15% per annum through 2006

          -    4% per annum thereafter

     -    Operating Margin

          -    5.6% to 5.8% per annum



                                                          Grant Thornton [LOGO]

-    Scenario 3

     -    Sales Growth

          -    15% per annum through 2006

          -    4% per annum thereafter

     -    Operating Margin

          -    6.6% in 2002 rising to

          -    8.9% in 2006





                                                          Grant Thornton [LOGO]

-    Scenario 4

     -    Sales Growth

          -    15% per annum through 2006

          -    4% per annum thereafter

     -    Operating Margin

          -    8.9% per annum






                                                          Grant Thornton [LOGO]

DISCOUNTED CASH FLOW -
CONCLUSION


-    Invested Capital Value Range

     -    High: $61.2 million

     -    Low: -$16.8 million



-    Less Debt of $118.3 million



-    Indicated Range of Equity Values

     -    High: $0.00

     -    Low: $0.00




                                                          Grant Thornton [LOGO]

SUMMARY OF INDICATED
EQUITY VALUES


-    Guideline Company Method

     -    $8.4 million



-    Guideline Transaction Method

     -    $12.19 million



-    Discounted Cash Flow Method

     -    $0.00





                                                          Grant Thornton [LOGO]

-    Weighted 1/3 to Each Method

     -    $6.85 million



-    Per Share Based On 5.78 million shares

     -    $1.18



-    Range of Value Conclusions, Per Share

     -    Low: $1.18 (weighted)

     -    High: $1.45 (guideline company)





                                                          Grant Thornton [LOGO]

-    Question: Is the Exchange Offer fair from a financial perspective?



-    Answer:

     -    Yes




                                                          Grant Thornton [LOGO]